Exhibit 99.1

BioDelivery Sciences Announces Commercial Launch of ONSOLIS in Canada

Product Available in Canada This Quarter Through Meda Valeant

RALEIGH, N.C., August 22, 2011 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced that the commercial launch and availability of ONSOLIS (fentanyl buccal soluble film) in Canada will take place this quarter.

ONSOLIS is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL) for the management of breakthrough pain in opioid tolerant, adult patients with cancer. ONSOLIS will be marketed in Canada by Meda Valeant Pharma Canada Inc., a joint venture between BDSI’s commercial partner for ONSOLIS, Meda, and Valeant Canada Limited.

“We are excited about the upcoming commercial launch of ONSOLIS in Canada,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI. “The achievement of this important milestone provides an opportunity for growth of ONSOLIS outside of the U.S. market, particularly where commercial efforts will not be impacted by a REMS requirement.”

Dr. Sirgo continued, “The Canadian market is also of particular importance as ONSOLIS will be among the first products available for the management of breakthrough pain in opioid tolerant individuals with cancer in that country. We remain highly confident based on the attributes of ONSOLIS that we can effectively compete in any market and believe that our partner Meda Valeant will leverage these attributes to build an important new market for ONSOLIS in Canada. We also look forward to introducing ONSOLIS into additional markets in the future.”

Valeant Pharmaceuticals International, Inc. is a multi-national specialty pharmaceutical company that develops and markets prescription and nonprescription pharmaceutical products. In Canada, the Valeant portfolio includes products for the treatment of pain and oncology supportive care, making them an ideal partner for the commercialization of ONSOLIS.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL) for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha

Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, those relating to the sales performance of ONSOLIS in Canada) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contacts

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923 bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

(919) 582-9050 amedwar@bdsi.com